UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2014 (June 13, 2014)

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Chesapeake Energy Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) on June 13, 2014. At the Annual Meeting, the Company’s shareholders approved the Company’s 2014 Long Term Incentive Plan (the “LTIP”), which was unanimously adopted by the Company’s Board of Directors on April 14, 2014 subject to stockholder approval at the Annual Meeting. The effective date of the LTIP is June 13, 2014.

The LTIP will replace the Company’s Amended and Restated Long Term Incentive Plan (the “Prior Plan”) and provides for the issuance of up to 36.6 million shares of common stock to the Company’s employees and non-employee directors. Equity-based awards previously granted under the Prior Plan will remain outstanding in accordance with their terms. The LTIP provides for the issuance of stock options, stock appreciation rights (SARs), restricted stock and restricted stock units, performance awards, and other stock awards. The LTIP uses a fungible share pool from which each share issued pursuant to a stock option or SAR will reduce the number of shares available under the LTIP by 1.0 share, and each share issued pursuant to awards other than options and SARs will reduce the number of shares available by 2.12 shares.

The LTIP defines a change of control in a manner such that a change of control would not be deemed to occur until the actual consummation of the event that results in the change of control. In addition, if awards granted under the LTIP are assumed by a successor in connection with a change of control of the Company, such awards will not automatically vest and pay out solely as a result of the change of control but will vest upon a subsequent termination without cause or for good reason, each as defined in the LTIP.

A description of the material terms and conditions of the LTIP is provided under the heading “Summary of the 2014 Long Term Incentive Plan” on pages 56-61 of the Company’s proxy statement filed with the Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”), which description is incorporated herein by reference, and the full text of the LTIP is provided in the Proxy Statement as Exhibit F.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2014, at the Annual Meeting, the following amendments to the Company’s Restated Certificate of Incorporation (the "Certificate") were approved by the shareholders:

(1)	Revisions to remove references to the classified board structure, and to provide that all directors will be elected annually;

(2)	Revisions to provide that directors chosen to fill vacancies will hold office until the next annual meeting of shareholders;

(3)	Revisions to increase the maximum number of directors that may constitute the Board from nine to ten;

(4)
Revisions to change the supermajority vote requirement from 66 2/3% of the outstanding shares entitled to vote to at least a majority of outstanding shares entitled to vote for the following:
(a) shareholder determination of the number of directors constituting the whole Board;
(b) shareholder amendment of the certificate of incorporation; and
(c) shareholder amendment of the bylaws.

The foregoing description of the amendments to the Certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments to the Certificate filed as Exhibit 3.1 to this Current Report on Form 8-K.

Following shareholder approval of proposals to declassify the Company’s Board of Directors, to increase the maximum number of directors constituting the Board, to implement proxy access and to eliminate supermajority voting requirements as set forth in Item 5.07 below, the following amendments to Company’s Amended and Restated Bylaws (the “Bylaws”) were approved by the Company’s Board of Directors and became effective on June 13, 2014:

(1)	Revisions to remove references to the classified board structure, and to provide that all directors will be elected annually;

(2)	Revisions to provide that directors chosen to fill vacancies will hold office until the next annual meeting of shareholders;

(3)	Revisions to provide that any director, or the entire board of directors, may be removed, with or without cause, by a majority of shares entitled to vote;

(4)	Revisions to increase the maximum number of directors that may constitute the Board from nine to ten;

(5)	Revisions to implement proxy access; and

(6)
Revisions to change the requirement for shareholders to be able to determine the number of directors constituting the whole Board from 66 2/3% of the outstanding shares entitled to vote to at least a majority of the outstanding shares entitled to vote.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on Friday, June 13, 2014. The matters voted on and the final voting results are stated below.

Voting Item 1:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Election of Directors
Vincent J. Intrieri	455,067,711	13,277,469	1,841,780	114,233,492
Robert D. (“Doug”) Lawler	462,839,433	4,388,668	2,958,859	114,233,492
John J. (“Jack”) Lipinksi	454,261,623	12,028,629	3,896,708	114,233,492
Frederic M. Poses	458,950,778	8,196,049	3,040,133	114,233,492
Archie W. Dunham	459,357,298	7,935,204	2,894,458	114,233,492
R. Brad Martin	456,823,931	10,170,412	3,192,617	114,233,492
Louis A. Raspino	463,889,476	3,116,025	3,181,459	114,233,492
Merrill A. (“Pete”) Miller, Jr.	452,307,457	14,901,440	2,978,063	114,233,492
Thomas L. Ryan	375,978,469	91,191,989	3,016,502	114,233,492

Voting Item 2:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to Declassify our Board	461,367,834	7,199,324	1,619,802	114,233,492

Voting Item 3:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to Increase Maximum Size of our Board	459,211,264	8,045,617	2,930,079	114,233,492

Voting Item 4:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to Implement Proxy Access	459,211,264	8,045,617	2,930,079	114,233,492

Voting Item 5:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to Eliminate Supermajority Voting Requirements	462,059,926	4,926,084	3,200,950	114,233,492

Voting Item 6:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shareholder Advisory Vote to Approve Named Executive Officer Compensation	447,051,370	19,429,763	3,705,827	114,233,492

Voting Item 7:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to Adopt 2014 Long Term Incentive Plan	438,819,523	28,396,041	2,971,396	114,233,492

Voting Item 8:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Independent Registered Public Accounting Firm	578,391,305	4,265,199	1,763,948	--

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.
As previously announced, the Board of Directors of the Company has declared a distribution of the common stock of Seventy Seven Energy Inc. (“SSE Common Stock”) to holders of Chesapeake common stock as of June 19, 2014. The distribution is expected to occur following the close of business on June 30, 2014. As a result of this distribution, the current conversion price for each of the Company’s outstanding 2.75% Contingent Convertible Senior Notes due 2035, 2.5% Contingent Convertible Senior Notes due 2037, 2.25% Contingent Convertible Senior Notes due 2038, 5.0% Cumulative Preferred Convertible Preferred Stock (Series 2005B), 4.5% Cumulative Preferred Convertible Preferred Stock, 5.75% Cumulative Non-Voting Preferred Convertible Preferred Stock, and 5.75% Cumulative Non-Voting Preferred Convertible Preferred Stock (Series A) will be adjusted, as required by and in accordance with the indentures and certificates of designation governing such securities. The Company will calculate the adjustment of the respective conversion prices using the formulas set forth in the applicable indentures and certificates of designation. Solely for purposes of use in such formulas, as required by the applicable indentures and certificates of designation, the Board of Directors of the Company has determined the “fair market value” of the securities to be distributed will be equal to 1/14 of the volume weighted average price of the SSE Common Stock on the when-issued trading market on the New York Stock Exchange for the entire when-issued trading period (June 17 through June 30, 2014, inclusive). Additional details regarding the manner and timing of the adjustment to the conversion prices will be published on the Company’s website at http://www.chk.com.
Section 8 - Other Events
Item 8.01 Other Events.
On June 16, 2014, the Company issued a press release announcing that its Board of Directors has declared quarterly common and preferred stock dividends. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:    June 19, 2014

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Chesapeake Energy Corporation Amendments to Restated Certificate of Incorporation as of June 13, 2014
3.2	Chesapeake Energy Corporation Amended and Restated Bylaws as of June 13, 2014
99.1	Chesapeake Energy Corporation press release dated June 16, 2014